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                                                                             														                           Exhibit 20a
Metris Receivables, Inc.                                              Metris Master Trust                          Monthly Report
Certificateholder's Statement                                              Series 1996-1                                   Dec-97
 Section 5.2                                         Class A          Class B          Class C       Class D            Total

(i)   Certificate Amount                         518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                    0.00            0.00            0.00                              0.00
(iii) Certificate Interest Distributed             2,784,250.00      495,833.33      266,588.54                      3,546,671.87
(iv) Principal Collections                        22,642,683.00    3,824,777.53    2,185,587.16    1,936,292.93     30,589,340.62
(v)  Finance Charge Collections                   10,141,590.77    1,713,106.55      978,918.03      867,220.18     13,700,835.53
     Recoveries                                      106,599.99       18,006.75       10,289.57        9,157.72        144,054.04
     Interest Earned on Accounts                           0.00            0.00            0.00            0.00              0.00
       Total Finance Charge Collections           10,248,190.76    1,731,113.30      989,207.60      876,377.90     13,844,889.57
	         Total Collections                       32,890,873.76    5,555,890.84    3,174,794.76    2,812,670.83     44,434,230.19
(vi) Aggregate Amount of Principal Receivables                                                                   2,755,708,485.44
     Invested Amount (End of Month)              518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Floating Allocation Percentage                 18.7973439%      3.1752270%      1.8144154%      1.6148297%       25.4018160%
     Invested Amount (Beginning of Month)        518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                                 699,801,041.45
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                           85.16%  2,431,375,302.14
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                         7.90%    225,467,051.92
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                        2.26%     64,504,283.10
       90 Days and Over (60+ Days Contractually Delinquent)                                               4.68%    133,582,169.64
        	  Total Receivables                                                                            100.00%  2,854,928,806.80
(viii) Aggregate Investor Default Amount                                                                             6,261,713.78
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        10.54%
(ix)  Charge-Offs                                         0.00            0.00            0.00             0.00              0.00
(x)   Servicing Fee                                                                                                  1,189,041.10
(xi)  Pool Factor                                    1.0000000       1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collections                      0.00            0.00              0.00             0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
       Prefunding Account Balance                                                                                            0.00
(xiv) Class C Reserve Amount                                                                                        17,500,000.00
      Class C Reserve Account Balance                                                                                3,679,548.26
      Class C Trigger Event Occurrence                                                                                       None
Average Net Portfolio Yield                                                                                              12.7587%
Minimum Base Rate                                                                                                         8.5096%
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